Exhibit 99.1

Statement on FXCM Cybersecurity Incident

New York – October 1, 2015 – FXCM Inc. (NYSE:FXCM)(“FXCM” or “the Company”), a leading online provider of foreign exchange (FX) trading and related services, today announced that it was the victim of a criminal cybersecurity incident involving unauthorized access to customer information. At this time FXCM has identified a small number of unauthorized wire transfers from customer accounts; however, all funds have been returned to the appropriate accounts and the customers have been contacted.

FXCM received an email from a hacker claiming to have unlawful access to customer information. FXCM immediately notified the FBI of this threat and is cooperating with the FBI’s investigation. FXCM also immediately launched a full investigation, working with a leading cybersecurity firm, to investigate the cybersecurity incident and protect customer information. FXCM, along with the leading cybersecurity firm, is conducting an extensive forensic investigation to determine the scope of the incident and identify affected customers. Affected customers will be notified.

The Company has established a dedicated webpage where members can access information, including frequent questions and answers. Read the FAQ

Customers with additional questions can contact FXCM representatives, who are available 24 hours a day: Contact Customer Support.

FXCM takes the privacy and security of our customer information very seriously and we are dedicated to protecting that information. As we learn more, we will continue to provide updates.

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Disclosure Regarding Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future, and the potential impact to FXCM of the cybersecurity incident described in this press release. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the events that took place in the currency markets on January 15, 2015 and their impact on FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any capital losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of the credit agreement with Leucadia, risks related to FXCM's dependence on FX market makers, market conditions, risks associated with the outcome of any potential litigation or regulatory inquiries to which FXCM may become subject as a result of this cybersecurity incident, risks associated with potential reputational damage to FXCM resulting from this cybersecurity incident, the outcome of FXCM’s ongoing investigation (including FXCM’s potential discovery of additional information relating to this cybersecurity incident) and the extent of remediation costs and other additional expenses that may be incurred by FXCM as a result of this security incident, and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K and other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10-K, and in other reports or documents the FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

About FXCM Inc.

FXCM Inc. (NYSE:FXCM) is a leading provider of online foreign exchange (FX) trading, CFD trading, spread betting and related services. Our mission is to provide global traders with access to the world's largest and most liquid market by offering innovative trading tools, hiring excellent trading educators, meeting strict financial standards and striving for the best online trading experience in the market.

Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, which may result in losses that could exceed your deposits, therefore may not be suitable for all investors. Read full disclaimer.

Visit www.fxcm.com and follow us on Twitter @FXCM, Facebook FXCM, Google+ FXCM or YouTube FXCM.

CONTACT: FXCM Inc.

         Jaclyn Klein, 646-432-2463

         Vice-President, Corporate Communications

         jklein@fxcm.com

         investorrelations@fxcm.com